Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GT Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(o)	(1)(2)	(1)(2)	(1)(2)		—	—
	Other	Warrants	457(o)	(1)(2)	(1)(2)	(1)(2)		—	—
	Other	Units	457(o)	(1)(2)	(1)(2)	(1)(2)		—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)(2)	(1)(2)	$150,000,000.00	(3)	0.0001102	$16,530.00	(3)
Fees Previously Paid	—								—
	Total Offering Amounts					$150,000,000.00			$16,530.00
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$16,530.00

(1)	There is being registered hereunder such indeterminate number or amount of common stock, warrants and units as may from time to time be issued by the registrant, which collectively shall have an aggregate initial offering price not to exceed $150,000,000.00. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, warrants and units being registered hereunder include such indeterminate number of shares of common stock, warrants and units as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder.

(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

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